As filed with the Securities and Exchange Commission on September 30, 2002

Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUN MICROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	94-2805249 (I.R.S. Employer Identification Number)

4150 Network Circle
Santa Clara, California 95054
(650) 960-1300
(Address and telephone number of Registrant’s principal executive offices)

Sun Microsystems, Inc.
Equity Compensation Acquisition Plan
(Full Title of the Plan)

Scott G. McNealy
President and Chief Executive Officer
SUN MICROSYSTEMS, INC.
4150 Network Circle
Santa Clara, California 95054
(650) 960-1300
(Name, address and telephone number of agent for service)

COPY TO:

Katharine A. Martin, Esq.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Proposed Maximum	Maximum
	to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered	Per Share(1)	Offering Price	Registration Fee

Common Stock, par value $0.00067 per share, issuable pursuant to the Equity Compensation Acquisition Plan	15,000,000 shares	$2.80	$42,000,000	$3,864

(1)	The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The average of the high and the low price per share on September 25, 2002 was $2.80.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.2

     The contents of the Registrant’s Forms S-8 Registration Statements, Registration No. 333-09867, 333-34543, 333-67183, 333-48080 and 333-56358 dated August 9, 1996, August 28, 1997, November 12, 1998, October 17, 2000 and February 28, 2001, respectively, relating to the Equity Compensation Acquisition Plan are incorporated herein by reference.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit
Number	Documents

4.1	Equity Compensation Acquisition Plan, as amended
5.1	Opinion of Counsel as to legality of securities being registered
23.1	Consent of Counsel (Contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Microsystems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of September 2002.

SUN MICROSYSTEMS, INC.

By:	/s/ Stephen T. McGowan

Stephen T. McGowan Chief Financial Officer and Executive Vice President, Corporate Resources

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott G. McNealy Scott G. McNealy	Chairman of the Board of Directors, President and Chief Executive Officer	September 30, 2002

/s/ Stephen T. McGowan Stephen T. McGowan	Chief Financial Officer and Executive Vice President, Corporate Resources (Principal Financial Officer)	September 30, 2002

/s/ Michael L. Popov Michael L. Popov	Vice President and Corporate Controller (Principal Accounting Officer)	September 30, 2002

/s/ James L. Barksdale James L. Barksdale	Director	September 30, 2002

/s/ L. John Doerr L. John Doerr	Director	September 30, 2002

/s/ Judith L. Estrin Judith L. Estrin	Director	September 30, 2002

/s/ Robert J. Fisher Robert J. Fisher	Director	September 30, 2002

/s/ Robert L. Long Robert L. Long	Director	September 30, 2002

M. Kenneth Oshman	Director	September 30, 2002

/s/ Naomi O. Seligman Naomi O. Seligman	Director	September 30, 2002

SUN MICROSYSTEMS, INC.
REGISTRATION STATEMENT ON FORM S-8
INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Equity Compensation Acquisition Plan, as amended
5.1	Opinion of Counsel as to legality of securities being registered
23.1	Consent of Counsel (Contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors

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